FIRST AMENDMENT
TO THE BERRY PETROLEUM COMPANY
RESTATED AND AMENDED 1994 STOCK OPTION PLAN

Berry Petroleum Company (the "Company") hereby amends the Berry Petroleum Company Restated and Amended 1994 Stock Option Plan (the "Plan"), effective June 23, 2006, as follows:

Section 6.2(c) is amended by replacing the phrase "only within such period of time as the Committee may determine, but in no event shall any Accrued installments remain exercisable for a period in excess of three (3) months following such termination date or for a period in excess of the original Option Termination Date, whichever is earlier" with the following:

"for three (3) months following such termination date, or such longer period of time as the Committee may determine, but in no event beyond the original Option Termination Date."

The Company has caused this Amendment to be signed on the date indicated below, to be effective as indicated above.

Dated: June 23, 2006	BERRY PETROLEUM COMPANY By: /s/ Kenneth A. Olson Its: Corporate Secretary